Exhibit 32.2

CERTIFICATION OF

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT of 2002

In connection with the Quarterly Report of Powerstorm Holdings, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), Kirstin Gooldy, Chief Financial Officer of the Company, certifies , pursuant to 18 U.S.C. section 1350 of the Sarbanes-Oxley Act of 2002, that:

1.	The Quarterly Report, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Quarterly Report, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2015

By: /s/ Kirstin Gooldy
Kirsten Gooldy Chief Financial Officer
(Principal Financial Officer)